LEUCADIA NATIONAL CORPORATION                                         Exhibit 21
Subsidiaries as of April 10, 2002

                                                       State/Country of
Name                                                   Incorporation
----                                                   -------------

CDS Devco, Inc.                                        California
San Elijo Ranch, Inc.                                  California
San Elijo Hills Construction Company                   California
Baldwin Enterprises, Inc.                              Colorado
NSAC, Inc.                                             Colorado
RRP, Inc.                                              Colorado
330 Mad. Parent Corp.                                  Delaware
AIC Financial Corporation                              Delaware
American Investment Company                            Delaware
Baldwin-CIS L.L.C.                                     Delaware
BELLPET, Inc.                                          Delaware
CDS Holding Corporation                                Delaware
Conwed Corporation                                     Delaware
Hawaii Ventures, LLC                                   Delaware
HWB 2507 Kalakaua, LLC                                 Delaware
Leucadia Aviation, Inc.                                Delaware
Leucadia Cellars, Ltd.                                 Delaware
Leucadia Property Holdings, Ltd.                       Delaware
LNC Investments, Inc.                                  Delaware
LUK-Asia LLC                                           Delaware
LUK-Fidei LLC                                          Delaware
LUK-Flats LLC                                          Delaware
LUK-HY Fund, LLC                                       Delaware
LUK-Israel LLC                                         Delaware
LUK-Pinetree, LLC                                      Delaware
LUK-Shop, LLC                                          Delaware
LUK-TTP, LLC                                           Delaware
LUK-Visible, LLC                                       Delaware
MK Gold Company                                        Delaware
Neward Corporation                                     Delaware
Omaha Dodge, LLC                                       Delaware
PHX Capital, LLC                                       Delaware
Pinetree Group, LLC                                    Delaware
Rastin Investing Group                                 Delaware
RERCO, Inc.                                            Delaware
San Elijo Hills Development Company, LLC               Delaware
Stillwater Holdings, LLC                               Delaware
Terra Thermal Power, LLC                               Delaware
Wedgewood Investments L.L.C.                           Delaware
Jersey Parent LLC                                      Delaware
Lortay LLC                                             Delaware
Rishly LLC                                             Delaware
Homry LLC                                              Delaware

                                                       State/Country of
Name                                                   Incorporation
----                                                   -------------

Rosemary Beach Cottage Rental Company                  Florida
Rosemary Beach Land Company                            Florida
Rosemary Beach Realty, Inc.                            Florida
College Life Development Corporation                   Indiana
Professional Data Management, Inc.                     Indiana
TTP Corporation                                        Nevada
Allcity Insurance Company                              New York
Empire Insurance Company                               New York
Leucadia, Inc.                                         New York
Leucadia Investors, Inc.                               New York
LUK-REN, Inc.                                          New York
HWB Ventures, Inc.                                     New York
Phlcorp, Inc.                                          Pennsylvania
Pine Ridge Winery, LLC                                 Texas
American Investment Bank, N.A.                         United States
American Investment Financial                          Utah
Leucadia Bottling L.L.C.                               Utah
Leucadia Fianacial Corporation                         Utah
Leucadia Power Holdings, Inc.                          Utah
Leucadia Properties, Inc.                              Utah
Silver Mountain Industries, Inc.                       Utah
Telluride Properties Acquisition, Inc.                 Utah
Terracor II                                            Utah
WMAC Investment corporation                            Wisconsin
LUK-Japan Ltd.                                         British Virgin Isands
MV Gold de Brazil Ltd.                                 Brazil
Marketdart Limited                                     England and Wales
Compagnie Fonciere FIDEI                               France
LUK Jersey Holding Ltd.                                Jersey, Channel Islands
LUK Jersey Ltd.                                        Jersey, Channel Islands
MK Gold de Mexico, S. de R.L. de C.V. (Mexico)         Mexico
Cobre Las Cruces, S.A.                                 Spain



Subsidiaries are not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of April 10, 2002.


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